SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  F O R M 8 - K
                         (Filed pursuant to Rule 12g-3)


                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 1, 2003
                                                          ----------------------


                            MNB HOLDINGS CORPORATION
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             (Exact name of registrant as specified in its charter)



           California                        N/A                57-1159677
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(State or other jurisdiction of           (Commission          (IRS Employer
        incorporation)                     File Number)      Identification No.)



3060 Sixteenth Street     San Francisco,     California            94103
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         (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code (415) 826-3627
                                                   -----------------------------



                                       N/A
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          (Former name or former address, if changed since last report)

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Item 5. Other Events.

         (a) On August 1, 2003, each of the outstanding shares of $5.00 par value common stock of Mission National Bank (the "Bank") was converted into the right to receive one share of no par value common stock of MNB Holdings Corporation ("MNB" or the "Registrant") resulting in the shareholders of the Bank becoming the shareholders of the Registrant, and further resulting in the Bank becoming the wholly-owned subsidiary of the Registrant. The reorganization took place in accordance with an Agreement and Plan of Reorganization entered into as of December 12, 2002 by and among Registrant and the Bank (the "Plan of Reorganization").

         A summary description of the transaction is as follows:

Description of the Reorganization

         At the direction of the Board of Directors of the Bank, management incorporated MNB for the purpose of becoming a bank holding company under the laws of the State of California. Upon the completion date of the reorganization, the shares of capital stock of the respective parties to the Agreement and Plan of Reorganization were converted as follows:

         o Each share of the Bank's outstanding common stock was exchanged for and converted into one share of MNB's common stock. Shareholders of the Bank are entitled to exchange their present share certificates for new certificates evidencing shares of MNB's common stock. Until the certificates are exchanged, the certificates for shares of the Bank's common stock after the reorganization will be deemed to represent shares of MNB's common stock.

         o All options previously granted by the Bank were assumed by MNB with the same terms and conditions and for the same number of shares of MNB's common stock.

         Implementation of the reorganization required the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the Bank's common stock as well as a majority of the outstanding shares of common stock of MNB. The requisite shareholder approvals were obtained on April 23, 2003. There were no dissenting shareholders.

         Shares  of  MNB's  common  stock   issued  in   consideration   of  the
reorganization were issued pursuant to the exemption from registration provided by Section 3(a)(12) of the Securities Act of 1933, as amended.

Operations under MNB

         After consummation of the reorganization, the business of the Bank will be carried on as a subsidiary of MNB. Administrative expenses and taxes incurred in the operation of MNB will be in addition to those of the Bank. The reorganization is not expected to result in any significant change in executive compensation and benefits.

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

Directors.

         The number of authorized  directors of MNB is presently  fixed at seven
(7). Bank Directors Maritza Aberouette, Hugo N. Bonilla, Vincent D. Agbayani, Samuel D. Cadelinia, Marivic S. Bamba, John Kerbleski, and Michael W. Moore were appointed to serve as directors of MNB until the 2004 annual meeting of shareholders of MNB and until their successors are elected and qualified.

Executive Officers

         The following officers of the Bank have been appointed as the initial officers of MNB:


                      Position Held                    Position Held
Name                  With Bank                        with MNB
----                  ---------                        --------
Vincent D. Agbayani   Chairman of the Board and        Chairman of the Board and
                      President                        President

Owen J. Erickson      Chief Executive Officer          Chief Executive Officer

J. David Joves        Chief Financial Officer          Chief Financial Officer

Michael W. Moore      Director and Secretary           Director and Secretary


         (b) The securities of the Bank were registered pursuant to Section 12(g) of the Exchange Act, and the Bank filed reports required by Section 13 of the Exchange Act with the OCC pursuant to Section 12(i) of the Exchange Act. As a result of the consummation of the reorganization, the only share of the Bank's common stock outstanding is the one (1) share owned by MNB. Accordingly, the Bank is entitled to, and in fact will, deregister its common stock and terminate its obligations, under the Exchange Act, to file reports and proxy statements with the OCC.

         The filing of this Current Report on Form 8-K by MNB pursuant to Rule 12g-3 begins Registrant's filings with the Securtities and Exchange Commission pursuant to Section 12(g) of the Exchange Act.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.


         Exhibit No.       Exhibit
         -----------       -------
         2.                Agreement and Plan of  Reorganization  dated December
                           12, 2002 and Amendment No. 1 thereto.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: August 25, 2003               MNB HOLDINGS CORPORATION


                                    /s/ J. David Joves
                                    ------------------------------------------
                                    J. David Joves,
                                    Chief Financial Officer
                                    (Principal Accounting Officer)

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